Exhibit 4.11

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Issuer,

and

THE BANK OF NEW YORK MELLON

as Trustee, Paying and Conversion Agent, Calculation Agent

and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON

as Contingent Convertible Preferred Security Registrar

THIRD SUPPLEMENTAL INDENTURE

dated as of September 19, 2023

to

CONTINGENT CONVERTIBLE PREFERRED SECURITIES INDENTURE

dated as of September 25, 2017

in respect of

$1,000,000,000 Contingent Convertible Preferred Securities

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definition of Terms	2
Section 1.02.	Separability Clause	3
Section 1.03.	Benefits of Supplemental Indenture	4

ARTICLE 2
THE PREFERRED SECURITIES

Section 2.01.	Form, Title, Terms and Payments	4
Section 2.02.	Distributions	5
Section 2.03.	Amended Provisions of Contingent Convertible Preferred Securities Indenture	6

ARTICLE 3
MISCELLANEOUS

Section 3.01.	Confirmation of Indenture	38
Section 3.02.	Governing Law	38
Section 3.03.	Counterparts	38
Section 3.04.	Not Responsible for Recitals or Issuance of Preferred Securities	39
Section 3.05.	Instructions by Electronic Means	39

i

This THIRD SUPPLEMENTAL INDENTURE (“Third Supplemental Indenture”), dated as of September 19, 2023, between BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (the “Company”), having its principal executive office located at Calle Azul 4, 28050 Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch through its Corporate Trust Office located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying and conversion agent (the “Paying and Conversion Agent”, which term includes any successor Paying and Conversion Agent), calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent), principal paying agent (the “Principal Paying Agent”, which term includes any successor Principal Paying Agent) and security registrar (the “Contingent Convertible Preferred Security Registrar”, which term includes any successor Contingent Convertible Preferred Security Registrar).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), to provide for the issuance of the Company’s Contingent Convertible Preferred Securities;

WHEREAS, the Company hereto desires to issue a new series of Contingent Convertible Preferred Securities to be known as the $1,000,000,000 Series 12 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Preferred Securities”);

WHEREAS, the parties hereto desire to establish that the Preferred Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this Third Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Contingent Convertible Preferred Securities Indenture;

WHEREAS, Section 10.01(f) of the Contingent Convertible Preferred Securities Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Contingent Convertible Preferred Securities of any series as permitted under Sections 2.01 or 3.01 and 10.01(e) of the Contingent Convertible Preferred Securities Indenture without the consent of Holders;

WHEREAS, Section 10.01(e) of the Contingent Convertible Preferred Securities Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Contingent Convertible Preferred Securities Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this Third Supplemental Indenture shall amend and supplement the Contingent Convertible Preferred Securities Indenture but only with respect to the Preferred Securities; to the extent the terms of the Contingent Convertible Preferred Securities Indenture are inconsistent with the provisions of this Third Supplemental Indenture, the terms of this Third Supplemental Indenture shall control and prevail, but only with respect to the Preferred Securities. The Contingent Convertible Preferred Securities Indenture, as amended and supplemented by, and together with, this Third Supplemental Indenture are hereinafter referred to as the “Indenture”; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this Third Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) a term defined anywhere in this Third Supplemental Indenture has the same meaning throughout;

(c) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Contingent Convertible Preferred Securities Indenture;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import, when used in this Third Supplemental Indenture, refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Third Supplemental Indenture;

(f) unless otherwise specified herein, references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Third Supplemental Indenture;

(g) wherever the words “include”, “includes” or “including” are used in this Third Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(h) for purposes of this Third Supplemental Indenture, references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i) the following terms shall have the following meanings whenever used herein and shall apply to the Preferred Securities:

“5-year UST” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15;

“Accrual Date” means the date from which Distributions began to accrue. Distributions begin to accrue on the first day of a Distribution Period, which is either a Distribution Payment Date or, in the case of the first Distribution Period, the date of issuance;

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid;

“Closing Date” means September 19, 2023, being the date of the initial issue of the Preferred Securities;

“Company” means the Person named as the “Company” in the first paragraph of this Third Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Preferred Securities;

“Depositary” means The Depository Trust Company (“DTC”) and its successors;

“Distribution” means the non-cumulative cash distribution, if any, in respect of the Preferred Securities in a Distribution Period, determined in accordance with the Indenture;

“Distribution Payment Date” means, with respect to the Preferred Securities, each of March 19, June 19, September 19 and December 19 in each year, commencing on December 19, 2023;

“Electronic Means” shall mean the following communications methods: email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or an Agent, or another method or system specified by the Trustee or the relevant Agent as available for use in connection with its services hereunder.

“First Call Date” means March 19, 2029;

“First Reset Date” means September 19, 2029;

“Floor Price” means $4.0215, subject to adjustment in accordance with Section 4.05 of the Contingent Convertible Preferred Securities Indenture;

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date;

“Holder” means a Person in whose name a Preferred Security is registered in the Contingent Convertible Preferred Security Register;

“Initial Margin” means 5.099% per annum;

“Liquidation Preference” means $200,000 per Preferred Security;

“Payment Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or Madrid;

“Regular Record Date” for the Distribution payable on any Distribution Payment Date on the Preferred Securities means the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date;

“Reset Date” means the First Reset Date and every fifth anniversary thereafter;

“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date; and

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

Section 1.02. Separability Clause. In case any provision in this Third Supplemental Indenture or the Preferred Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.03. Benefits of Supplemental Indenture. Nothing in this Third Supplemental Indenture or the Preferred Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

ARTICLE 2

THE PREFERRED SECURITIES

Section 2.01. Form, Title, Terms and Payments. The form of any Contingent Convertible Preferred Security that is designated as a Preferred Security shall be evidenced by one or more Global Securities in registered form (each, a “Global Preferred Security”) deposited with, or on behalf of, the Depositary on the Closing Date. Definitive Preferred Securities shall not be issued except as provided in and subject to the provisions of the Contingent Convertible Preferred Securities Indenture. The Global Preferred Securities shall be registered in the name of the Depositary’s nominee (initially Cede & Co.) and executed and delivered in substantially the form attached hereto as Exhibit A. The terms and provisions of the Global Preferred Securities are hereby incorporated herein by reference and made a part hereof as if set forth herein in full, except that insofar as the terms and provisions of the Global Preferred Securities may conflict with the provisions set forth herein, the provisions set forth herein (as they may be amended from time to time) shall control and prevail with respect to the terms and provisions of the Global Preferred Securities.

(a) There is hereby established a new series of Contingent Convertible Preferred Securities designated as the $1,000,000,000 Series 12 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities with the terms provided herein (including Section 1.01(i) hereof) and in the Contingent Convertible Preferred Securities Indenture (as amended hereby) (referred to herein as the “Preferred Securities”).

(b) The Preferred Securities shall carry a Liquidation Preference of $200,000 per Preferred Security.

(c) The Preferred Securities shall be initially limited in aggregate Liquidation Preference to $1,000,000,000. The Company may from time to time, without the consent of the Holders, issue additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities described in this Third Supplemental Indenture, except for the price to the public at initial Accrual Date, Closing Date and first Distribution Payment Date. Any such additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such further Preferred Securities shall be consolidated and form a single series with the Preferred Securities.

(d) The Preferred Securities shall be perpetual Contingent Convertible Preferred Securities and shall have no stated maturity in respect of Liquidation Preference.

(e) The Preferred Securities shall not have a sinking fund. No premium, upon redemption or otherwise, shall be payable by the Company on the Preferred Securities. The Preferred Securities shall not be redeemable except as provided in Article 12 of the Contingent Convertible Preferred Securities Indenture (as amended hereby).

(f) Any proposed transfer of an interest in the Preferred Securities held in the form of a Global Preferred Security shall be effected through the book-entry system maintained by the Depositary.

(g) The Distribution Rate on the Preferred Securities is set forth in Section 2.02(a) hereof.

(h) Payments in respect of the Preferred Securities, including payments of Liquidation Preference and Distributions, shall be subject to the conditions set forth under Section 2.02 hereof and the Contingent Convertible Preferred Securities Indenture (including Sections 3.07, 3.08, 3.09, 3.10, 6.02, Articles 4 and 12 and Section 14.01 thereof, in each case, where applicable, as amended hereby). The Place of Payment of the Preferred Securities shall be the Corporate Trust Office.

(i) The Depositary for the Preferred Securities shall be DTC (or, if applicable, its successors).

(j) Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon as the initial Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Preferred Security Registrar, under the Indenture for the purpose of performing such roles with respect to the Preferred Securities, and The Bank of New York Mellon hereby accepts such appointments. The Company may change the Paying and Conversion Agent, the Calculation Agent, the Principal Paying Agent and/or the Contingent Convertible Preferred Security Registrar without prior notice to the Holders. The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to the Contingent Convertible Preferred Securities Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Calculation Agent as though it was a party thereto, provided, however, that the Calculation Agent shall be deemed to have acknowledged, accepted and agreed to be bound, and will be bound, by Section 14.02 thereof (as amended hereby), on the same terms as the Trustee, with respect to any BRRD Liability of the Company to the Calculation Agent.

(k) Additional Amounts will be payable in respect of the Preferred Securities as provided in Section 11.04 of the Contingent Convertible Preferred Securities Indenture (as amended hereby).

Section 2.02. Distributions.

(a) The Preferred Securities accrue Distributions at the following rate (the “Distribution Rate”):

(i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of 9.375% per annum; and

(ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of the Initial Margin and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date, provided that any Distribution Rate shall not be less than zero. As of the date of this Third Supplemental Indenture, the market convention for quarterly rate conversion is as follows:

Subject as provided in the Indenture (including Sections 3.08 and 3.09 (as amended hereby) of the Contingent Convertible Preferred Securities Indenture), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

(b) If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (i) the actual number of days in the period from (and including) the applicable Accrual Date to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

(c) The Company will be discharged from its obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent for the account of the Holders on the relevant Distribution Payment Date or as otherwise provided in Section 2.02(b) or (d). Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

(d) If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay.

(e) If the Company does not pay a Distribution or part thereof in accordance with this Section 2.02, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if the Company provides notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and the Company subsequently does not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence the Company’s exercise of its discretion, pursuant to Section 3.08 of the Contingent Convertible Preferred Securities Indenture (as amended hereby), to cancel also such portion of such Distribution, and accordingly such portion of the Distribution shall also not be due and payable.

(f) The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to the Company and the stock exchange on which the Preferred Securities are listed and notice thereof to be published in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture as soon as possible after its determination but in no event later than the fourth Business Day after each Reset Determination Date.

Section 2.03. Amended Provisions of Contingent Convertible Preferred Securities Indenture. (a) The definitions of “Additional Tier 1 Instrument”, “Amounts Due”, “Applicable Banking Regulations”, “BRRD”, “CET1 Capital”, “CNMV”, “Conversion Settlement Date”, “Conversion Shares Depository”, “Corporate Trust Office”, “CRR”, “Delivery Notice”, “Distributable Items”, “Law 10/2014”, “Law 11/2015”, “Liquidation Distribution”, “Maximum Distributable Amount”, “Outstanding”, “Parity Securities”, “Redemption Price”, “Regulator”, “Relevant Spanish Resolution Authority”, “Shareholders”, “Spanish Bail-in Power”, “Spanish Companies Act”, “Spanish Insolvency Law”, “SRM Regulation”, “SSM Regulation”, “Tax Event”, “Tier 1 Capital”, “Trigger Event”, “U.S.$” and “U.S. dollars” set forth in Section 1.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced, respectively, by the following definitions:

““Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital, in whole or in part.”

““Amounts Due” with respect to the Contingent Convertible Preferred Securities of a series means the Liquidation Preference, together with any accrued but unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09), and Additional Amounts, if any, due on the Contingent Convertible Preferred Securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (including monies held in trust by the Company, any Paying Agent or the Trustee for the payment of such amounts).”

““Applicable Banking Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).”

““BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.”

““CET1 Capital” means, at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated by the Company in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.”

““CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).”

““Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date.”

““Conversion Shares Depository” means, when used with respect to the Contingent Convertible Preferred Securities of any series, a reputable financial institution, trust company or similar entity (which may be the Company or another member of the Group or a third party) to be appointed by the Company on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed, to perform such functions and to hold Common Shares in Iberclear or any of its participating entities (entidades participantes) in a designated trust or custody account for the benefit of the Holders of the Contingent Convertible Preferred Securities of such series and otherwise on terms consistent with the terms of the Contingent Convertible Preferred Securities of such series and the Contingent Convertible Preferred Securities Indenture.”

““Corporate Trust Office” means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, acting through its London Branch, is currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and the Contingent Convertible Preferred Securities Indenture shall be administered (except with respect to the role of Contingent Convertible Preferred Security Registrar) at such corporate trust office, or such other location as notified by the Trustee to the Company from time to time, or, if a different Trustee is appointed for a particular series of Contingent Convertible Preferred Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Contingent Convertible Preferred Securities.”

““CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.”

““Delivery Notice” means a notice to be provided by the relevant Holder, in such form as may be acceptable to the relevant Clearing System from time to time, which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is set forth in Section 4.08(c), and which is required to be delivered in connection with a Conversion of the Contingent Convertible Preferred Securities and the delivery of the Common Shares (or ADSs).”

““Distributable Items” means the profits and reserves (if any) available for the payment of a Distribution at any given time together with any other distributions and payments to be made from such profits and reserves, in each case in accordance with Applicable Banking Regulations then in force, and including as such term is further defined in CRD V, as interpreted and applied in accordance with Applicable Banking Regulations.”

““Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.”

““Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.”

““Liquidation Distribution” means the Liquidation Preference per Contingent Convertible Preferred Security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution.”

““Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD Directive and/or (b) Applicable Banking Regulations.”

““Outstanding” means, when used with respect to Contingent Convertible Preferred Securities or any series of Contingent Convertible Preferred Securities (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Contingent Convertible Preferred Securities or all Contingent Convertible Preferred Securities of such series, as the case may be, theretofore authenticated and delivered under this Contingent Convertible Preferred Securities Indenture, except:

(i) Contingent Convertible Preferred Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation or in respect of which all Amounts Due have been cancelled or converted into other securities pursuant to the exercise of any Spanish Bail-in Power;

(ii) Contingent Convertible Preferred Securities in respect of which the Trustee acknowledges satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture pursuant to Article 5;

(iii) Contingent Convertible Preferred Securities for which the Redemption Price has been deposited pursuant to Section 12.04 (except as set forth in Section 12.04(d)(ii)) or in exchange for or in lieu of which other Contingent Convertible Preferred Securities have been authenticated and delivered pursuant to this Contingent Convertible Preferred Securities Indenture, other than any such Contingent Convertible Preferred Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Contingent Convertible Preferred Securities are held by a protected purchaser in whose hands such Contingent Convertible Preferred Securities are valid obligations of the Company;

(iv) Contingent Convertible Preferred Securities purchased by the Company or any member of the Group or any other legal entity acting on behalf of the Company pursuant to Section 12.11; and

(v) Contingent Convertible Preferred Securities that have been, or are alleged to have been, mutilated, destroyed, lost or stolen, and have been replaced pursuant to Section 3.06 hereof;

provided, however, that in determining whether the Holders of the requisite Liquidation Preference of the Outstanding Contingent Convertible Preferred Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the Liquidation Preference of a Contingent Convertible Preferred Security denominated in a Foreign Currency shall be the U.S. dollar equivalent, determined based on the Prevailing Rate on the date of original issuance of such Contingent Convertible Preferred Security, of the Liquidation Preference of such Contingent Convertible Preferred Security; and (ii) Contingent Convertible Preferred Securities beneficially owned by the Company or any other obligor upon the Contingent Convertible Preferred Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Contingent Convertible Preferred Securities which a Responsible Officer of the Trustee actually knows to be so beneficially owned shall be so disregarded; provided, further, however, that Contingent Convertible Preferred Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Contingent Convertible Preferred Securities and that the pledgee is not the Company or any other obligor upon the Contingent Convertible Preferred Securities or any Affiliate of the Company or of such other obligor.”

““Parity Securities” means any instrument issued or guaranteed by the Company (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the Contingent Convertible Preferred Securities upon the insolvency of the Company.”

““Redemption Price” means, per Contingent Convertible Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, an amount equal to any accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the Redemption Date of the Contingent Convertible Preferred Securities of the relevant series.”

““Regulator” means the European Central Bank, the Bank of Spain or the Relevant Spanish Resolution Authority, as applicable, or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential matters or the exercise of resolution powers in relation to the Company and/or the Group from time to time.”

““Relevant Spanish Resolution Authority” means the Spanish Fund for Orderly Bank Restructuring (Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.”

““Shareholders” means the holders of Common Shares, meaning the persons in whose names the relevant Common Shares are from time to time registered in the central registry of the Spanish clearance and settlement system managed by Iberclear or, as the case may be, the accounting book of the relevant participating entity (entidad participante) in Iberclear (or, in the case of a joint holding, the first such named holder).”

““Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (a) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (i) Law 11/2015, (ii) RD 1012/2015 and (iii) the SRM Regulation; or (b) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (i) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (ii) any right in a contract governing such obligations may be deemed to have been exercised.”

““Spanish Companies Act” means the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital), approved by the Royal Legislative Decree 1/2010, of July 2, as amended, replaced or supplemented from time to time.”

““Spanish Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.”

““SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.”

““SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time.”

““Tax Event” in respect of any series of Contingent Convertible Preferred Securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in the Kingdom of Spain (except as provided in Section 9.02 and Section 9.03), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the Contingent Convertible Preferred Securities of such series (a) the Company would not be entitled to claim a deduction in computing its taxation liabilities in Spain (or, following any of the transactions referred to in Section 9.01 or an assumption of obligations pursuant to Section 9.03, the successor Person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Company would be reduced, or (b) the Company would be required to pay Additional Amounts pursuant to Section 11.04, or (c) the applicable tax treatment of the Contingent Convertible Preferred Securities of such series would be materially affected.”

““Tier 1 Capital” means at any time, with respect to the Company or the Group, as the case may be, the Tier 1 capital of the Company or the Group, respectively, as calculated by the Company in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.”

““Trigger Event” in respect of any series of Contingent Convertible Preferred Securities, means if, at any time, as determined by the Company, the CET1 ratio of the Company or the Group is less than 5.125%.”

““U.S.$” and “U.S. dollars” means the lawful currency of the United States which as at the time of payment is legal tender for the payment of public and private debts.”

(b) Section 1.01 of the Contingent Convertible Preferred Securities Indenture shall be amended with respect to the Preferred Securities only by adding the following new definitions of “CRD V”, “CRD Directive”, “CRD Implementing Measures”, “First Call Date”, “First Reset Date”, “MREL-MDA”, “Qualifying Preferred Securities” and “relevant information (información relevante) announcement” (which shall be deemed to arise in Section 1.01 in their proper alphabetical order), as set forth below:

““CRD V” means any or any combination of the CRD Directive, the CRR, and any CRD Implementing Measures.”

““CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended, replaced or supplemented from time to time.”

““CRD Implementing Measures” means any regulatory rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014, as amended, replaced or supplemented from time to time.”

““First Call Date” means the first call date determined pursuant to Section 3.01, if applicable.”

““First Reset Date” means the first reset date determined pursuant to Section 3.01, if applicable.”

““MREL-MDA” means, at any time, the lower of any maximum distributable amount required to be calculated, if applicable, at such time in accordance with Article 16.a) of BBRD, as implemented in Spain by Article 16 bis of Law 11/2015.”

““Qualifying Preferred Securities” means, with respect to a series of Contingent Convertible Preferred Securities which is subject to any substitution or modification pursuant to Section 3.20, at any time, any securities issued by the Company that:

(a) contain terms which comply with the then-current requirements to be included in, or count towards, the Group’s and the Company’s Tier 1 Capital;

(b) have the same or higher ranking as is applicable to such series of Contingent Convertible Preferred Securities on the issue date of such series of Contingent Convertible Preferred Securities under Section 13.01;

(c) have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as such series of Contingent Convertible Preferred Securities immediately prior to any substitution or modification pursuant to Section 3.20;

(d) preserve any existing rights under such series of Contingent Convertible Preferred Securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification pursuant to Section 3.20 (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and 3.09); and

(e) are listed or admitted to trading on any stock exchange as selected by the Company, provided that such series of Contingent Convertible Preferred Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to Section 3.20.”

““relevant information (información relevante) announcement” refers to an “inside information” (información privilegiada) or “other relevant information” (otra información relevante) announcement, as the case may be, with the CNMV, or such other announcement that may substitute “inside information” (información privilegiada) or “other relevant information” (otra información relevante) announcements, as the case may be, with the CNMV from time to time.”

(c) The definitions of “CRD IV”, “CRD IV Directive”, “CRD IV Implementing Measures” and “Payment Business Day” set forth in Section 1.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities.

(d) Section 1.13 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 1.13. Governing Law. This Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Contingent Convertible Preferred Securities Indenture, the authorization, issuance and execution by the Company of the Contingent Convertible Preferred Securities and Sections 13.01(a), 13.02, 14.01 and 14.02 hereof shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.”

(e) Section 1.15 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 1.15. Appointment of Agent for Service; Submission to Jurisdiction. The Company has designated and appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, as its authorized agent (the “Authorized Agent”), upon which process may be served in any suit or proceeding in any U.S. Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Contingent Convertible Preferred Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Contingent Convertible Preferred Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. Except as provided in the immediately succeeding paragraph, the Company hereby submits (for the purposes of any suit or proceeding arising out of or relating to the Contingent Convertible Preferred Securities or the Indenture) to the jurisdiction of any U.S. Federal or State court in the Borough of Manhattan, The City of New York, New York, in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any Contingent Convertible Preferred Security and each agent (as defined herein) submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any Securities and each agent further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.”

(f) Section 1.16 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 1.16. Calculation Agent. Any determination of the Distribution Rate on, or other amounts in relation to, a series of Contingent Convertible Preferred Securities to be calculated in accordance with the terms of such series of Contingent Convertible Preferred Securities by the Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Paying Agents, the Trustee and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to this Contingent Convertible Preferred Securities Indenture.”

(g) Section 3.01(g) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(g) other than with respect to any redemption of the Contingent Convertible Preferred Securities pursuant to Sections 12.08, 12.09, 12.10 or 12.12, whether or not such series of Contingent Convertible Preferred Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Contingent Convertible Preferred Securities of the series may be redeemed; and any modification to the terms set forth in Sections 12.08, 12.09, 12.10 or 12.12;”

(h) The last sentence of the eleventh paragraph of Section 3.05(a) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“If a definitive Contingent Convertible Preferred Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Distribution Payment Date, Distributions will not be payable on such Distribution Payment Date in respect of such definitive Contingent Convertible Preferred Security, but will be payable (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on such Distribution Payment Date only to the Person to whom Distributions in respect of such portion of such Global Security are payable.”

(i) Section 3.07(g) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(g) Subject to the foregoing provisions of this Section 3.07, each Contingent Convertible Preferred Security delivered under this Contingent Convertible Preferred Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Contingent Convertible Preferred Security shall carry the rights to accrued and unpaid Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09), if any, and to accrue Distributions, which were carried by such other Contingent Convertible Preferred Security.”

(j) Section 3.08 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 3.08. Distributions Discretionary.

(a) The Company may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of Contingent Convertible Preferred Securities in whole or in part at any time and for any or no reason.

(b) Distributions on the Contingent Convertible Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Contingent Convertible Preferred Securities of any series as a result of any election of the Company to cancel such Distribution pursuant to this Section 3.08 or the limitations on payment set out in Section 3.09 then the right of the Holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and the Company will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Contingent Convertible Preferred Securities of such series are paid in respect of any future Distribution Period.

(c) No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this Section 3.08 or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in Section 3.09 will constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or the Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Contingent Convertible Preferred Securities of such series (including, without limitation, any CET1 Capital of the Company or any member of the Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.”

(k) Section 3.09(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) No payments will be made on the Contingent Convertible Preferred Securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to the Company and/or the Group).”

(l) Section 3.10 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 3.10. Agreement to Distribution Cancellation.

(a) By acquiring Contingent Convertible Preferred Securities of any series, Holders (which, for the purposes of this Section 3.10, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities) acknowledge and agree that:

(i) Distributions are payable solely at the Company’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by the Company pursuant to Section 3.08 hereof and/or as a result of the limitations on payment set forth in Section 3.09; and

(ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of this Contingent Convertible Preferred Securities Indenture and the Contingent Convertible Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Contingent Convertible Preferred Securities or this Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Contingent Convertible Preferred Securities of such series (including, without limitation, any CET1 Capital of the Company or any member of the Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

(b) Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with Section 3.08, Section 3.09 or Article 4. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and Holders of the Contingent Convertible Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.”

(m) Section 3.11 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 3.11. Notice of Distribution Cancellation. If practicable, the Company will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of Contingent Convertible Preferred Securities (in each case, in whole or in part) to the Holders of the Contingent Convertible Preferred Securities of such series through the relevant Depositary (or, if the Contingent Convertible Preferred Securities are held in definitive form, to the Holders of the Contingent Convertible Preferred Securities directly at their addresses shown on the Contingent Convertible Preferred Security Register) and to the Trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to such series of Contingent Convertible Preferred Securities, or give the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series any rights as a result of such failure.”

(n) Section 3.16 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 3.16. Additional Parity Securities and Contingent Convertible Preferred Securities. (a) The Company may, from time to time, without the consent or sanction of the Holders of the Contingent Convertible Preferred Securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the Contingent Convertible Preferred Securities of any such series, as to the participation in the profits and/or assets of the Company, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of the Company, including Common Shares or securities mandatorily convertible into Common Shares of the Company ranking junior or senior to the Contingent Convertible Preferred Securities of any such series, as to the participation in the profits and/or assets of the Company.

(b) By acquiring a Contingent Convertible Preferred Security of any series, Holders and beneficial owners of Contingent Convertible Preferred Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by the Company from time to time.

(c) The Contingent Convertible Preferred Securities of any series do not grant the Holders of the Contingent Convertible Preferred Securities of such series pre-emption rights in respect of any possible future issues of Parity Securities, Common Shares or any other securities by the Company or any Subsidiary.

(d) The Company may, from time to time, without the consent of the Holders of the Contingent Convertible Preferred Securities of any series, issue additional Contingent Convertible Preferred Securities (“Additional Contingent Convertible Preferred Securities”) of one or more of the series of Contingent Convertible Preferred Securities issued under this Contingent Convertible Preferred Securities Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Contingent Convertible Preferred Securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such Additional Contingent Convertible Preferred Securities, together with the Contingent Convertible Preferred Securities of the relevant series, will constitute a single series of Contingent Convertible Preferred Securities under this Contingent Convertible Preferred Securities Indenture and shall be included in the definition of “Contingent Convertible Preferred Securities” in this Contingent Convertible Preferred Securities Indenture where the context so requires.”

(o) Section 3.17 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 3.17. Correction of Minor Defects in or Amendment of Contingent Convertible Preferred Securities. If, after issuance of any Contingent Convertible Preferred Security (including any Global Security),

(i) the Company shall become aware of any ambiguity, defect or inconsistency in any term of a Contingent Convertible Preferred Security or Global Security, as the case may be, or,

(ii) the Company and the Trustee agree to amend such Contingent Convertible Preferred Security as contemplated by, and subject to, Section 3.20 or Section 10.01, as the case may be, and subject to Section 10.03, the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Contingent Convertible Preferred Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that any changes or amendments made in such Contingent Convertible Preferred Securities or Global Securities pursuant to Section 3.17(i) are not materially adverse to Holders of such Contingent Convertible Preferred Securities.”

(p) Section 3.19(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(b) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if the Company is designated as the Paying and Conversion Agent, from the specified offices or the website of the Company and, where such an offer or scheme has been recommended by the Board of Directors, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to Holders;”

(q) Article 3 of the Contingent Convertible Preferred Securities Indenture shall be amended, with respect to the Preferred Securities only, by adding the following new Section 3.20 thereto, as set forth below:

“Section 3.20. Substitution and Modification. (a) Notwithstanding any other provision in this Contingent Convertible Preferred Securities Indenture (including Article 10 hereof), by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, the Company may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Contingent Convertible Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Contingent Convertible Preferred Securities of any series or modify the terms of all (but not less than all) of the Contingent Convertible Preferred Securities of such series, without any requirement for the consent or approval of the Trustee or the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series, so that such Contingent Convertible Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to: (i) having given not less than 5 nor more than 30 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Contingent Convertible Preferred Securities resulting from such modification or, if the Contingent Convertible Preferred Securities are substituted, any difference between the terms of such Contingent Convertible Preferred Securities and those of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, not being materially prejudicial to the interests of the Holders of such Contingent Convertible Preferred Securities.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Contingent Convertible Preferred Securities of a series, any variation in the ranking of the relevant Contingent Convertible Preferred Securities as set out in Section 13.01 resulting from any such modification or, in the case of a substitution of the Contingent Convertible Preferred Securities, any difference between the ranking of such Contingent Convertible Preferred Securities as set out in Section 13.01 and that of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, shall be deemed not to be prejudicial to the interests of the Holders of such Contingent Convertible Preferred Securities where the ranking of the Contingent Convertible Preferred Securities or, if the Contingent Convertible Preferred Securities are substituted, of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such Contingent Convertible Preferred Securities under Section 13.01 on the issue date of such Contingent Convertible Preferred Securities.

(b) For the purposes of Section 3.20(a), the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of such series of Contingent Convertible Preferred Securities can inspect or obtain copies of the new terms and conditions of the Contingent Convertible Preferred Securities of such series or, if such Contingent Convertible Preferred Securities are substituted, of the Qualifying Preferred Securities for which such Contingent Convertible Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

If the Contingent Convertible Preferred Securities of a series are substituted in accordance with this Section 3.20, Distributions on the Contingent Convertible Preferred Securities of such series shall cease to accrue from (and including) the date of substitution thereof.

(c) By its acquisition of any Contingent Convertible Preferred Security of any series, each Holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Contingent Convertible Preferred Securities of such series as set forth in this Section 3.20 and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Contingent Convertible Preferred Securities of such series, as applicable, pursuant to this Section 3.20.

Each Holder and beneficial owner of the Contingent Convertible Preferred Securities of any series, by virtue of its acquisition of the Contingent Convertible Preferred Securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the Contingent Convertible Preferred Securities upon the occurrence of a Capital Event or a Tax Event.”

(r) Section 4.01(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) A Trigger Event will not constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or the Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.”

(s) The first paragraph of Section 4.02(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Notwithstanding Section 4.02(a), if a Capital Reduction occurs at any time on or after the issue date of any series of Contingent Convertible Preferred Securities, each Holder of the Contingent Convertible Preferred Securities of such series will have the right to elect that all (but not part) of its Contingent Convertible Preferred Securities shall not be converted in accordance with Section 4.02(a), in which case all Contingent Convertible Preferred Securities of such Holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Contingent Convertible Preferred Securities shall be made in respect of such Contingent Convertible Preferred Securities to that Holder on the relevant Conversion Settlement Date pursuant to Section 4.02(a) (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Contingent Convertible Preferred Securities pursuant to Section 3.01). To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Contingent Convertible Preferred Securities represented by a Global Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the Holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such Holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.”

(t) The last paragraph of Section 4.02(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Any Contingent Convertible Preferred Securities not converted upon a Capital Reduction as a result of Holders delivering a duly completed and signed Election Notice during the Election Period in accordance with Section 4.02 shall remain Outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event pursuant to Section 4.01 or any further Capital Reduction.”

(u) Section 4.02(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) A Capital Reduction will not constitute an Enforcement Event or other default under the terms of any series of Contingent Convertible Preferred Securities or the Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.”

(v) Section 4.03(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(b) Upon any Trigger Event of any series of Contingent Convertible Preferred Securities, Holders (and beneficial owners) of any Contingent Convertible Preferred Securities shall have no claim against the Company in respect of (i) any Liquidation Preference (and premium, if any) of such series of Contingent Convertible Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Contingent Convertible Preferred Securities of such series, and the Contingent Convertible Preferred Securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes).”

(w) Section 4.03(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) Upon any Capital Reduction of any series of Contingent Convertible Preferred Securities, Holders (and beneficial owners) of any Contingent Convertible Preferred Securities, other than Holders of Contingent Convertible Preferred Securities in respect of which such Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b), shall have no claim against the Company in respect of any Liquidation Preference (and premium, if any) of such series of Contingent Convertible Preferred Securities, and the Contingent Convertible Preferred Securities of such series, other than Contingent Convertible Preferred Securities in respect of which Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b), shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes). Nothing in this Section 4.03(c) shall affect the Company’s obligation upon any Capital Reduction Conversion to pay to the Holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09, and except as provided in Section 4.02(b), an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.”

(x) Section 4.03(d) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(d) On the Conversion Settlement Date, the Company shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided in Section 4.03(a) with respect to fractions) as is required to satisfy in full the Company’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series Outstanding on the Capital Reduction Notice Date, other than Contingent Convertible Preferred Securities in respect of which such Holders have elected not to convert such Contingent Convertible Preferred Securities in accordance with Section 4.02(b).”

(y) Section 4.03(e) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(e) The obligation of the Company to issue and deliver Common Shares to a Holder of Contingent Convertible Preferred Securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge the Company’s obligations in respect of the Contingent Convertible Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under Section 4.02(a) with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09) except as provided in Section 4.02(b), and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes.”

(z) The first paragraph of Section 4.03(f) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(f) Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, Holders shall have recourse to the Company only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted under Section 4.08(g) with respect to certain stamp and similar taxes). After such delivery by the Company of the relevant Common Shares to the Conversion Shares Depository, Holders of any series of Contingent Convertible Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of the delivery to them of such Common Shares, in the circumstances described in Section 4.08.”

(aa) Prong (iii) of Section 4.06(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(iii) in the case of a Capital Reduction Notice, the Election Period, the procedures Holders must follow with respect to timely submission of Election Notices and the form of Election Notice;”

(bb) Section 4.07 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 4.07. Agreement and Waiver with Respect to Conversion. The Contingent Convertible Preferred Securities of any series are not convertible into Common Shares at the option of Holders of Contingent Convertible Preferred Securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision herein, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Convertible Preferred Securities of such series, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the Holders or beneficial owners of the Contingent Convertible Preferred Securities of such series or the Trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the Holders of the Contingent Convertible Preferred Securities (other than any accrued and unpaid

Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09 and except as provided in Section 4.02(b)) and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes), and the Company’s liability to pay any amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of the Contingent Convertible Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with Section 4.02(a) (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09 and except as provided in Section 4.02(b)) and except as noted under Section 4.08(g) with respect to certain stamp and similar taxes)), shall be automatically released, and the Holders of the Contingent Convertible Preferred Securities so converted shall not have the right to give a direction to the Trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to such series of Contingent Convertible Preferred Securities and/or any Common Shares that such Holder or beneficial owner may have received following a Conversion, which exercise may result in any of the consequences described in Section 14.01(a), the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Contingent Convertible Preferred Securities Indenture and in connection with the Contingent Convertible Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Contingent Convertible Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or beneficial owner of such Contingent Convertible Preferred Securities or the Trustee.”

(cc) Section 4.08(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant Holder must deliver its Contingent Convertible Preferred Securities (other than, in the case of a Capital Reduction, Contingent Convertible Preferred Securities which Holders elect not to convert in accordance with Section 4.02(b)) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the Trustee, on or before the Notice Cut-off Date. Except as otherwise indicated in the Conversion Notice, the Delivery Notice shall contain: (i) the name of the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the Contingent Convertible Preferred Securities to be converted; (ii) the aggregate Liquidation Preference held by such Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such converted Contingent Convertible Preferred Securities on the date of such notice; (iii) whether Common Shares or ADSs are to be delivered to the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such Contingent Convertible Preferred Securities; (iv) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in the Company’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.”

(dd) Section 4.08(e) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(e) Subject to satisfaction of the requirements and limitations set forth in this Section 4.08 and provided that the relevant Contingent Convertible Preferred Securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (as rounded down to the nearest whole number of Common Shares in accordance with Section 4.03(a) and, where applicable, Section 4.05(d)) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the Holder (or, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the relevant Contingent Convertible Preferred Securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.”

(ee) Section 4.09 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 4.09. Failure to Deliver a Delivery Notice. (a) If a duly completed Delivery Notice and the relevant Contingent Convertible Preferred Securities are not received by the Paying and Conversion Agent as provided in the Contingent Convertible Preferred Securities Indenture on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Contingent Convertible Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be the Company or another member of the Group or a third party) appointed by the Company in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

(b) Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to Section 4.09(a), and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant Holders in such manner and at such time as the Company shall determine and notify to the relevant Holders. Such payment shall for all purposes discharge the obligations of the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such Holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of Holders whose Contingent Convertible Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect Holders and beneficial owners of the Contingent Convertible Preferred Securities by virtue of their acquisition of the Contingent Convertible Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions. The Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Section 4.09 or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any Holder or beneficial owner of the Contingent Convertible Preferred Securities for any loss resulting from such Holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Contingent Convertible Preferred Securities on a timely basis or at all.

(c) If the applicable Contingent Convertible Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and the Company does not appoint the Selling Agent by the tenth Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this Section 4.09, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Contingent Convertible Preferred Securities are so delivered. However, any Holder of such Contingent Convertible Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the Holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).”

(ff) Section 4.10 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 4.10. Delivery of ADSs. In respect of any Common Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant Contingent Convertible Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.”

(gg) The first paragraph of Section 5.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 5.01. Satisfaction and Discharge of Contingent Convertible Preferred Securities Indenture. This Contingent Convertible Preferred Securities Indenture shall upon Company Request cease to be of further effect with respect to the Contingent Convertible Preferred Securities of any series (except as to any surviving rights of registration of transfer or exchange of the Contingent Convertible Preferred Securities of such series herein expressly provided for), and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series when (a) all Contingent Convertible Preferred Securities of such series theretofore authenticated and delivered (other than Contingent Convertible Preferred Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and

Contingent Convertible Preferred Securities for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.03) have been delivered to the Trustee for cancellation; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Contingent Convertible Preferred Securities of such series; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to the Contingent Convertible Preferred Securities of such series have been complied with.”

(hh) Section 6.02(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(b) If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Contingent Convertible Preferred Securities of such series into Common Shares pursuant to Article 4 is still to take place at such time, Holders of the Contingent Convertible Preferred Securities of such series will be entitled to receive (i) out of the relevant assets of the Company a monetary amount equal to that which Holders of such Contingent Convertible Preferred Securities of such series would have received on any distribution of the assets of the Company if such conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.”

(ii) Section 9.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 9.01. Company May Consolidate, Etc., Only on Certain Terms. The Company may, without the consent of Holders of any Contingent Convertible Preferred Securities of any series Outstanding under this Contingent Convertible Preferred Securities Indenture, consolidate or amalgamate with or merge into any other Person or Persons (whether or not affiliated with the Company) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with the Company), provided that:

(a) any Person formed by any consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under this Contingent Convertible Preferred Securities Indenture;

(b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d) except where the successor entity is a holding company of the Company or a wholly-owned subsidiary of the Company, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Company (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).”

(jj) The second paragraph of Section 9.02 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following paragraph:

“The successor corporation will also be entitled to redeem the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 12.09, and to substitute or modify the terms of the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 3.20, except that if such successor corporation is not incorporated or tax resident in the Kingdom of Spain (i) references to Spain or the Kingdom of Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of any merger, consolidation, amalgamation, conveyance, transfer or lease permitted by Section 9.01.”

(kk) The last paragraph of Section 9.03 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following paragraph:

“The successor entity will also be entitled to redeem the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 12.09, and to substitute or modify the terms of the Contingent Convertible Preferred Securities in the circumstances described in, and in accordance with, Section 3.20, except that if such successor entity is not incorporated or tax resident in the Kingdom of Spain (i) references to Spain or the Kingdom of Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of such assumption.”

(ll) Section 10.01(o) and Section 10.01(p) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provisions:

“(o) with respect to any Contingent Convertible Preferred Security (including a Global Security) issued on or after the date hereof, to amend any such Contingent Convertible Preferred Security to conform to the description of the terms of such Contingent Convertible Preferred Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Contingent Convertible Preferred Security;

(p) to delete, amend or supplement any provision contained herein or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of any series of Contingent Convertible Preferred Securities pursuant to Section 3.20; or

(q) to change or modify any provision of the Contingent Convertible Preferred Securities Indenture or of any supplemental indenture as necessary to ensure that the Contingent Convertible Preferred Securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.”

(mm) Section 10.02(d) and the remainder of the first paragraph of Section 10.02 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(d) change in any manner adverse to the interests of the Holders of any Contingent Convertible Preferred Securities the subordination provisions of the Contingent Convertible Preferred Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Contingent Convertible Preferred Securities, except in each of (a), (b), (c) and (d) with respect to any modification or amendment of the Contingent Convertible Preferred Securities Indenture, any supplemental indenture or any Contingent Convertible Preferred Security pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of any series of Contingent Convertible Preferred Securities pursuant to Section 3.20, as the case may be (in which cases neither the consent nor the affirmative vote of any Holder of an Outstanding Contingent Convertible Preferred Security affected shall be required).”

(nn) Section 11.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 11.01. Payment of Liquidation Preference and Distributions. Except and to the extent as may be limited by the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, the Company covenants and agrees for the benefit of each series of Contingent Convertible Preferred Securities that it will duly and punctually pay, to the extent required by this Contingent Convertible Preferred Securities Indenture, the Liquidation Preference (and premium, if any) of and Distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, Section 3.08 and Section 3.09) on, if any (subject to the subordination provisions of Section 13.01 and Section 3.01) the Contingent Convertible Preferred Securities of that series when due and payable in accordance with the terms of the Contingent Convertible Preferred Securities and this Contingent Convertible Preferred Securities Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, the Trustee shall act as Principal Paying Agent with respect to any series of Contingent Convertible Preferred Securities.”

(oo) Section 11.04(b) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(b) The Company shall not be required to pay any Additional Amounts in relation to any payment in respect of any Contingent Convertible Preferred Security:

(i) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner of Contingent Convertible Preferred Securities of any series is liable for such Taxes in respect of such Contingent Convertible Preferred Security by reason of his having some connection with Spain other than the mere holding of such Contingent Convertible Preferred Security; or

(ii) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of the Kingdom of Spain as a condition to relief or exemption from such taxes; or

(iii) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the Contingent Convertible Preferred Securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004, and require a withholding to be made; or

(iv) to, or to a third party on behalf of, a Holder in respect of a withholding tax imposed on payments made to individuals with tax residence in Spain following the criteria held by the Spanish tax authorities under which the withholding regime set out in Royal Decree 439/2007 of March 30 prevails over that set out in Royal Decree 1065/2007 of July 27, as amended by Royal Decree 1145/2011 of July 29 (“RD 1065/2007”); or

(v) to, or to a third party on behalf of, a Holder if the Company does not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed Payment Statement from the Paying Agent; or

(vi) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.”

(pp) Section 11.04(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (b)(i) through (b)(vi) set forth above.”

(qq) The second paragraph of Section 11.04(d) of the Contingent Convertible Preferred Securities Indenture shall be deleted in its entirety with respect to the Preferred Securities only and shall not apply to the Preferred Securities.

(rr) Section 11.04 of the Contingent Convertible Preferred Securities Indenture shall be amended, with respect to the Preferred Securities only, by adding the following new Section 11.04(e) thereto, as set forth below:

“(e) The payment of any Additional Amounts in respect of the Contingent Convertible Preferred Securities of any series pursuant to this Contingent Convertible Preferred Securities Indenture or any supplemental indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations set forth in Section 3.08.”

(ss) Section 12.02 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Contingent Convertible Preferred Securities shall be evidenced by a Board Resolution or approved by a person authorized to make such election pursuant to a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Convertible Preferred Securities, the Company shall, at least 5 calendar days prior, but not more than 30 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Liquidation Preference of Contingent Convertible Preferred Securities of such series to be redeemed (which shall not be less than all).”

(tt) The first paragraph of Section 12.04(a) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(a) The decision to redeem the Contingent Convertible Preferred Securities of a series must be irrevocably notified by the Company to Holders of the Contingent Convertible Preferred Securities of such series upon not less than 5 nor more than 30 calendar days’ notice prior to the relevant Redemption Date (unless another period is specified in the Contingent Convertible Preferred Securities to be redeemed) (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by Section 1.06 (in which case, such notice may be given at the Company’s request by the Trustee in the name and at the expense of the Company, provided the Company has requested the Trustee to so give notice in writing accompanied by a copy of the form of notice, and the Trustee shall give such notice by the fifth Business Day following its receipt of such request).”

(uu) Section 12.04(c) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(c) If the Company gives notice of redemption of the Contingent Convertible Preferred Securities of any series, then on or prior to the relevant Redemption Date, the Company will (except as provided in Section 12.04(f), Section 12.04(h) and Section 12.06):

(i) irrevocably deposit with the Principal Paying Agent funds (in the currency in which the Contingent Convertible Preferred Securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(ii) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof.”

(vv) Section 12.04(e) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(e) Subject to Section 12.04(f) and Section 12.04(h), if in connection with any series of Contingent Convertible Preferred Securities the Company improperly withholds or refuses to pay the Redemption Price of the Contingent Convertible Preferred Securities of such series, Distributions will continue to accrue, subject as provided in Section 3.08 and Section 3.09, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.”

(ww) Section 12.04(f) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(f) The Company may not give a notice of redemption pursuant to this Section 12.04 with respect to the Contingent Convertible Preferred Securities of a series if a Trigger Event has occurred with respect to such series. If any notice of redemption of any series of Contingent Convertible Preferred Securities has been given pursuant to this Section 12.04 and a Trigger Event with respect to such series occurs prior to the Redemption Date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Contingent Convertible Preferred Securities on such Redemption Date and, instead, the Trigger Conversion of the Contingent Convertible Preferred Securities shall take place as provided under Article 4.”

(xx) Section 12.04(g) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(g) If a Capital Reduction Notice has been given with respect to the Contingent Convertible Preferred Securities of a series, the Company may not give a notice of redemption pursuant to this Section 12.04 with respect to such series until the end of the Election Period. If a redemption notice is given by the Company after the end of the Election Period, unless otherwise provided as contemplated by Section 3.01 with respect to the relevant series of Contingent Convertible Preferred Securities, the Company may redeem all (but not part) of the aggregate Liquidation Preference of Contingent Convertible Preferred Securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of Contingent Convertible Preferred Securities has been given pursuant to this Section 12.04 and a Capital Reduction with respect to such series occurs prior to the Redemption Date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to such series of Contingent Convertible Preferred Securities and there shall be no conversion of such series of Contingent Convertible Preferred Securities pursuant to Section 4.02 and, instead, the redemption of the relevant Contingent Convertible Preferred Securities shall take place as provided under this Article 12. Accordingly, the provisions of Section 4.02 shall not apply to such series of Contingent Convertible Preferred Securities with respect to any such Capital Reduction and Holders and beneficial owners of such series of Contingent Convertible Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.”

(yy) Section 12.08 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.08. Optional Redemption. Subject to Sections 12.09, 12.10 and 12.12 and unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, any series of Contingent Convertible Preferred Securities shall not be redeemable prior to the First Call Date. All, and not only some, of the Contingent Convertible Preferred Securities of any series may be redeemed at the option of the Company on any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.”

(zz) Section 12.09 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.09. Optional Redemption Due To A Tax Event. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, if, on or after the date of issuance of any series of Contingent Convertible Preferred Securities, there is a Tax Event, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Prior to any notice of redemption of such Contingent Convertible Preferred Securities pursuant to Section 12.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an Opinion of Counsel to the effect that a Tax Event has occurred.”

(aaa) Section 12.10 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.10. Optional Redemption Due To A Capital Event. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, if, on or after the issue date of the Contingent Convertible Preferred Securities of any series, there is a Capital Event, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.”

(bbb) Section 12.11(a) of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“(a) Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, the Company or any member of the Group or any other legal entity acting on behalf of the Company may purchase or otherwise acquire any of the Outstanding Contingent Convertible Preferred Securities of any series at any price in the open market or otherwise, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations in force at the relevant time. Any Contingent Convertible Preferred Securities so acquired shall be surrendered to the Trustee for their cancellation.”

(ccc) Section 12.12 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.12. Clean-up Call. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Preferred Securities of any series, if, on or after the issue date of the Contingent Convertible Preferred Securities of any series, Contingent Convertible Preferred Securities of such series representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Contingent Convertible Preferred Securities of such series (including any Contingent Convertible Preferred Securities which have been cancelled by the Trustee in accordance with Section 12.11) have been purchased by or on behalf of the Company or any member of the Group, the Contingent Convertible Preferred Securities of such series may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.”

(ddd) Section 12.13 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 12.13. Cancelled Distributions Not Payable Upon Redemption. Any Distributions that have been cancelled or deemed cancelled pursuant to Sections 3.08 or 3.09 hereof shall not be payable if the Contingent Convertible Preferred Securities are redeemed pursuant to Sections 12.08, 12.09, 12.10 or 12.12.”

(eee) Section 13.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section13.01. Subordination. (a) Unless previously converted into Common Shares pursuant to Article 4 and except as provided in Section 6.02(b), the payment obligations of the Company under the Contingent Convertible Preferred Securities of any series shall be direct, unconditional, unsecured and subordinated obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Contingent Convertible Preferred Securities of such series constitute an Additional Tier 1 Instrument of the Company, such Contingent Convertible Preferred Securities will rank:

(i)	junior to:

(A)

any claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and

(B)

any claim in respect of any subordinated obligations of the Company, present and future, other than under any outstanding Additional Tier 1 Instrument of the Company (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii)

pari passu with each other and with all other claims in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(iii)

senior to the Common Shares and any other subordinated obligations of the Company which by law rank junior to the Contingent Convertible Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of the Company expressed by their terms to rank junior to the Contingent Convertible Preferred Securities), such that any relevant claim in respect of the Contingent Convertible Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

The obligations of the Company under the Contingent Convertible Preferred Securities of any series are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) The Company agrees with respect to any series of Contingent Convertible Preferred Securities and each Holder and beneficial owner of Contingent Convertible Preferred Securities of any series, by his or her acquisition of a Contingent Convertible Preferred Security, will be deemed to have agreed to the subordination as described in this Section 13.01. To the extent permitted by Spanish law, each such Holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Contingent Convertible Preferred Security. In addition, each Holder and beneficial owner of Contingent Convertible Preferred Securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant Contingent Convertible Preferred Securities as provided in the Contingent Convertible Preferred Securities Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.”

(fff) Section 14.01 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 14.01. Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power.

(a) Notwithstanding anything to the contrary in the Contingent Convertible Preferred Securities of any series, the Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Contingent Convertible Preferred Securities of any series, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder (which, for the purposes of this Article 14, includes each holder of a beneficial interest in the Contingent Convertible Preferred Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Contingent Convertible Preferred Securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the Contingent Convertible Preferred Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Contingent Convertible Preferred Securities; (C) the cancellation of the Contingent Convertible Preferred Securities of any series; (D) the inclusion of a maturity date for the Contingent Convertible Preferred Securities of any series or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Contingent Convertible Preferred Securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Contingent Convertible Preferred Securities of any series or the rights of the Holders thereunder or under the Contingent Convertible Preferred Securities Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Contingent Convertible Preferred Securities of any series or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Contingent Convertible Preferred Securities or under this Contingent Convertible Preferred Securities Indenture. By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Contingent Convertible Preferred Securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of such series. Additionally, by its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of such series: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Contingent Convertible Preferred Securities of such series that is written down, converted to equity and/or cancelled under Section 6.14 of this Contingent Convertible Preferred Securities Indenture; and (ii) this Contingent Convertible Preferred Securities Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of a series, so long as any Contingent Convertible Preferred Securities of such series remain Outstanding, there shall at all times be a trustee for the Contingent Convertible Preferred Securities of such series in accordance with the Contingent Convertible Preferred Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by this Contingent Convertible Preferred Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Contingent Convertible Preferred Securities of such series remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder shall be deemed to have authorized, directed and requested the relevant Depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary or depositary through which it holds such Contingent Convertible Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Contingent Convertible Preferred Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Contingent Convertible Preferred Securities of any series, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant Depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Contingent Convertible Preferred Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Company has elected to redeem the Contingent Convertible Preferred Securities of any series but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Contingent Convertible Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12) will be due and payable.

(g) By its acquisition of the Contingent Convertible Preferred Securities of any series, each Holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Contingent Convertible Preferred Securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(h) Each Holder that acquires Contingent Convertible Preferred Securities of any series in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Contingent Convertible Preferred Securities Indenture to the same extent as the Holders that acquire the Contingent Convertible Preferred Securities upon their initial issuance, including, without limitation, with respect to this Article 14.”

(ggg) Section 14.02 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision:

“Section 14.02. BRRD Liabilities. Notwithstanding and to the exclusion of any other term of this Contingent Convertible Preferred Securities Indenture or any other agreements, arrangements, or understandings between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Contingent Convertible Preferred Securities Indenture may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(a) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to the Trustee, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another Person, and the issue to or conferral on the Trustee of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii)	the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv)

the amendment or alteration of any interest, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of such BRRD Liability or outstanding amounts due thereon and/or this Contingent Convertible Preferred Securities Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The terms of this Article 14 shall survive the payment in full of the Contingent Convertible Preferred Securities, the satisfaction and discharge of this Contingent Convertible Preferred Securities Indenture with respect to any series of Contingent Convertible Preferred Securities (where such satisfaction or discharge is allowed by the terms of the relevant series of Contingent Convertible Preferred Securities), the resignation or removal of the Trustee and the termination for any reason of this Contingent Convertible Preferred Securities Indenture.”

(hhh) Appendix 1 of the Contingent Convertible Preferred Securities Indenture shall be deleted with respect to the Preferred Securities only and shall not apply to the Preferred Securities and shall, with respect to the Preferred Securities only, be replaced by the following provision, except that Annex I to such Appendix 1 shall remain valid and unchanged with respect to the Preferred Securities:

“APPENDIX 1: PROCEDURES FOR COMPLIANCE WITH SPANISH TAX LEGISLATION

Information Procedures and Certification Obligations of the Paying Agent in respect of payments under the Contingent Convertible Preferred Securities

These procedures set forth the steps to be followed by the Company and the Paying Agent in respect of the Contingent Convertible Preferred Securities of a series, pursuant to Section 7.02 of the Contingent Convertible Preferred Securities Indenture to which this Appendix 1 is appended. Terms used but not defined herein shall have the meanings assigned to them in the Contingent Convertible Preferred Securities Indenture to which this Appendix 1 is appended.

“Payment Amount” means (i) with respect to a Distribution Payment Date, the aggregate Distribution payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Contingent Convertible Preferred Securities being redeemed on such date and the aggregate Liquidation Preference of such Contingent Convertible Preferred Securities provided that such difference corresponds to a Distribution or a premium paid by the Company.

“Payment Date” means a Distribution Payment Date or a Redemption Date, as applicable.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent, substantially in the form set forth in Annex I to this Appendix 1, pursuant to Section 7.02 of the Contingent Convertible Preferred Securities Indenture.

(1) In the case of a Redemption Date, no later than 5:00 p.m. New York time on the Business Day prior to such Redemption Date, the Company shall notify the Paying Agent of the Payment Amount.

(2) On or before each Payment Date, the Company shall deposit with the Paying Agent an amount of funds sufficient to pay the applicable Payment Amount gross of Spanish withholding tax, in accordance with the Contingent Convertible Preferred Securities Indenture, together with any other amounts to be deposited thereunder.

(3) No later than 11:00 p.m. New York time on the business day immediately preceding the relevant Payment Date (“PD-1”), the Paying Agent shall deliver an executed Payment Statement to the Company, which the Paying Agent shall reasonably believe to be duly completed, substantially in the form set forth in Annex I hereto, setting forth certain details relating to the Contingent Convertible Preferred Securities, including the relevant Payment Date, the Payment Amount to be paid by the Company on such Payment Date, and the portion of the Payment Amount corresponding to each clearing agency located outside Spain (including DTC).

(4) The Payment Statement shall be dated as of PD-1, shall set forth information as of the close of business of PD-1 and shall be executed after the close of business of PD-1.

(5) The Company shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Company believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 5:30 a.m., New York time, on the relevant Payment Date and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Company a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 9:30 a.m. New York time on the relevant Payment Date (the “First Statement Deadline”).

(6) Provided the procedures set out above are complied with, the Paying Agent, on behalf of the Company, will pay the applicable Payment Amount without withholding or deduction for or on account of Spanish taxes.

Procedures applicable if the Paying Agent does not deliver a duly executed and completed Payment Statement to the Company by the First Statement Deadline

(7) If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Company by the First Statement Deadline, the Paying Agent undertakes to make all reasonable efforts to provide an executed Payment Statement to the Company which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but no later than 9:00 a.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day). If the Paying Agent provides the duly completed Payment Statement to the Company in the abovementioned timeframe, then the Company shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Company believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 11:00 a.m., New York time, on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day) and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Company a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 5:00 p.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day).

Original copies

(8) The Paying Agent must deliver an original copy of any duly executed and completed Payment Statement issued hereunder to the Company no later than the 15th calendar day of the month immediately following the relevant Payment Date.

Notices, etc.

Except as otherwise provided pursuant to Section 3.01 with respect to the Contingent Convertible Preferred Securities of a particular series, any notice, statement or other paper, document or communication made or given by the Company to the Paying Agent pursuant to the procedures set forth in this Appendix 1 shall be sent by email or fax or communicated by telephone, as follows (or as the Paying Agent shall have notified the Company in writing): c/o The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (Attention: Global Corporate Trust), telephone: +44 (0) 1202 689 923, fax: +44 (0) 20 7163 2536; email address: corpsov4@bnymellon.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Company pursuant to the procedures set forth in this Appendix 1, other than a Payment Statement, shall be sent by email or fax or communicated by telephone, as follows (or as the Company shall have notified the Paying Agent in writing): Attention: Finance Department, telephone: +34 (91) 5377253 and +34 (91) 5378195, email address: finance.deparment@bbva.com. Non-original copies of a Payment Statement shall be sent by email or fax to the Company. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Company, at the following address: Calle Azul 4, 28050 Madrid, Spain (Attention: Ignacio Echevarría and Marta García).”

ARTICLE 3

MISCELLANEOUS

Section 3.01. Confirmation of Indenture. The Contingent Convertible Preferred Securities Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Contingent Convertible Preferred Securities Indenture and this Third Supplemental Indenture shall, in respect of any Preferred Securities, be read, taken and construed as one and the same instrument. This Third Supplemental Indenture constitutes an integral part of the Contingent Convertible Preferred Securities Indenture with respect to the Preferred Securities. In the event of a conflict between the terms and conditions of the Contingent Convertible Preferred Securities Indenture and the terms and conditions of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture shall control and prevail with respect to the Preferred Securities.

Section 3.02. Governing Law. This Third Supplemental Indenture and the Preferred Securities (except as set forth herein and therein) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Third Supplemental Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Sections 13.01(a) (as amended hereby), 13.02, 14.01 (as amended hereby) and 14.02 (as amended hereby) of the Contingent Convertible Preferred Securities Indenture shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Section 3.03. Counterparts. This Third Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or Adobe Sign) or transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign or Adobe Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the Preferred Securities, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Third Supplemental Indenture, any Preferred Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 3.04. Not Responsible for Recitals or Issuance of Preferred Securities. The recitals contained herein and in the Preferred Securities, except the Trustee’s and any Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Preferred Securities, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this Third Supplemental Indenture, authenticate the Preferred Securities and perform its obligations hereunder, and that this Third Supplemental Indenture is in a form satisfactory to the Trustee. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Preferred Securities or the proceeds thereof.

Section 3.05. Instructions by Electronic Means. The Trustee and each Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and each Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or any Agent Instructions using Electronic Means and the Trustee or the relevant Agent in its discretion elects to act upon such Instructions, the Trustee’s or the relevant Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee or the relevant Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee or such Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee or the relevant Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the relevant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or the relevant Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ José María Caballero Cobacho
Name: José María Caballero Cobacho
Title: Authorized Representative

THE BANK OF NEW YORK MELLON, AS TRUSTEE, PAYING AND CONVERSION AGENT, CALCULATION AGENT AND PRINCIPAL PAYING AGENT

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, AS CONTINGENT CONVERTIBLE PREFERRED SECURITY REGISTRAR

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL PREFERRED SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 13.01(a) OF THE INDENTURE HEREINAFTER REFERRED TO (AS AMENDED BY THE THIRD SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO), SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 13.01(a) (AS AMENDED BY THE THIRD SUPPLEMENTAL INDENTURE), AND THE HOLDER (AND BENEFICIAL OWNERS) OF THIS SECURITY, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01(a) OF THE INDENTURE (AS AMENDED BY THE THIRD SUPPLEMENTAL INDENTURE) AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE COMMON LAWS OF THE KINGDOM OF SPAIN.

THIS SECURITY MUST NOT BE OFFERED, DISTRIBUTED OR SOLD IN SPAIN IN THE PRIMARY MARKET. HOWEVER, THE PREFERRED SECURITIES MAY BE SOLD TO SPANISH RESIDENT INVESTORS IN CIRCUMSTANCES THAT SATISFY THE REQUIREMENTS SET FORTH IN THE RULING 1500/04 OF THE DIRECTORATE GENERAL FOR TAXATION (DIRECCIÓN GENERAL DE TRIBUTOS) OF JULY 27, 2004.

NOTWITHSTANDING THIS, THIS SECURITY SHALL NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AT ANY TIME TO ANY RETAIL INVESTOR IN SPAIN AND ANY SALES OF THIS SECURITY IN SPAIN ACCORDING TO THE PREVIOUS PARAGRAPH SHALL BE MADE ONLY TO PROFESSIONAL CLIENTS (CLIENTES PROFESIONALES) AS DEFINED IN ARTICLE 194 OF THE SPANISH SECURITIES MARKETS AND INVESTMENT SERVICES ACT (LEY 6/2023, DE 17 DE MARZO, DE LOS MERCADOS DE VALORES Y DE LOS SERVICIOS DE INVERSIÓN) (THE “LMV”) OR ELIGIBLE COUNTERPARTIES (CONTRAPARTES ELEGIBLES) AS DEFINED IN ARTICLE 196 OF THE LMV AND AS FURTHER LIMITED BY THE SECOND PARAGRAPH OF ARTICLE 192 OF THE LMV. FOR THESE PURPOSES, A “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II.

This security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Preferred Securities” and each, a “Preferred Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), as supplemented by the Third Supplemental Indenture, dated as of September 19, 2023 (the “Third Supplemental Indenture”). The Contingent Convertible Preferred Securities Indenture, as amended and supplemented by, and together with, the Third Supplemental Indenture are hereinafter referred to as the “Indenture”. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Third Supplemental Indenture.

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Preferred Securities, and as set forth more fully on the reverse of this Preferred Security and in the Indenture, by its acquisition of any Preferred Security, each Holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (B) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (C) the cancellation of the Preferred Securities; (D) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

$1,000,000,000 Series 12 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

No. [•]	$[•]

CUSIP NO. 05946K AM3

ISIN NO. US05946KAM36

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the Liquidation Preference of $[•], if and to the extent due, and to pay Distributions thereon, if any, in accordance with the terms hereof and the Indenture. The Preferred Securities shall have no fixed maturity or fixed redemption date.

The Preferred Securities accrue Distributions: (a) in respect of the period from (and including) the Closing Date to (but excluding) September 19, 2029 (the “First Reset Date”) at the rate of 9.375% per annum; and (b) in respect of each Reset Period, at the rate per annum equal to the aggregate of 5.099% per annum (the “Initial Margin”) and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date, provided that any Distribution Rate shall not be less than zero. Subject as provided in the Indenture (including Sections 3.08 (as amended by the Third Supplemental Indenture) and 3.09 of the Contingent Convertible Preferred Securities Indenture), such Distributions will be payable quarterly in arrears on each of March 19, June 19, September 19 and December 19 of each year (each, a “Distribution Payment Date”). The first date on which Distributions may be paid will be December 19, 2023.

Subject to the limitations specified on the reverse of this Preferred Security and in the Indenture, if a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (a) the actual number of days in the period from (and including) the date from which Distributions began to accrue (the “Accrual Date”) to (but excluding) the date on which Distributions fall due divided by (b) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

The “5-year UST” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15. “H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date. “Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date. “Reset Date” means the First Reset Date and every fifth anniversary thereafter. “Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the Holders shall not be entitled to any interest or other payment in respect of any such delay. “Payment Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or Madrid.

Distributions, if any, on any Preferred Securities which are payable, and are paid or duly provided for, on any Distribution Payment Date shall be paid to the Person in whose name such Preferred Security is registered at the close of business on the Regular Record Date for such Distributions.

In addition to any other restrictions on payments of Liquidation Preference, Distributions or Additional Amounts described in this Preferred Security and/or contained in the Indenture, by its acquisition of any Preferred Security, each Holder and beneficial owner acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The Company may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason. Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of any election of the Company to cancel such Distribution pursuant to the Indenture or the limitations on payment set out in the immediately subsequent paragraph and in the Indenture, then the right of the Holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and the Company will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period. No such election to cancel the payment of any Distribution (or any part thereof) pursuant to the Indenture or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in the immediately subsequent paragraph and in the Indenture will constitute an Enforcement Event or other default under the terms of the Preferred Securities or the

Contingent Convertible Preferred Securities Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of the Company or any member of the Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide. If the Company does not pay a Distribution or part thereof on the relevant Distribution Payment Date, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable.

Without limitation on the foregoing paragraph, payments of Distributions on the Preferred Securities shall be made only out of Distributable Items of the Company. To the extent that (i) the Company has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of the Company in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of the Company, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires the Company to cancel the relevant Distribution in whole or in part, then the Company will, without prejudice to the right described in the paragraph immediately above to cancel at its discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to the Company and/or the Group).

By acquiring Preferred Securities, Holders (which, for the purposes of this paragraph, includes holders of a beneficial interest in the Preferred Securities) acknowledge and agree that (i) Distributions are payable solely at the Company’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by the Company as described above and/or as a result of the limitations on payment described in the paragraph immediately above; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of the Company or any member of the Group), or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with Section 3.08, Section 3.09 or Article 4 of the Contingent Convertible Preferred Securities Indenture (in each case, where applicable, as amended by the Third Supplemental Indenture). Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein and in the Indenture shall not be due and shall not accumulate or be payable at any time thereafter, and Holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence the Company’s exercise of its discretion, pursuant to Section 3.08 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture), to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

This Preferred Security and the Indenture (except as set forth herein and therein) shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Sections 13.01(a) (as amended by the Third Supplemental Indenture), 13.02, 14.01 (as amended by the Third Supplemental Indenture) and 14.02 (as amended by the Third Supplemental Indenture) of the Contingent Convertible Preferred Securities Indenture shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Reference is hereby made to the further provisions of this Preferred Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS PREFERRED SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE KINGDOM OF SPAIN.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Preferred Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: September 19, 2023

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name: [•]
Title: Authorized Representative

Trustee’s Certificate of Authentication

This is one of the Preferred Securities of the series designated herein referred to in the Indenture.

Date: September 19, 2023

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name: [•]
Title: Authorized Signatory

(Reverse of Preferred Security)

This Preferred Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Preferred Securities” and each, a “Preferred Security”) issued and to be issued in one or more series under and governed by the Contingent Convertible Preferred Securities Indenture, dated as of September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of September 19, 2023 (the “Third Supplemental Indenture”). The Contingent Convertible Preferred Securities Indenture, as amended and supplemented by, and together with, the Third Supplemental Indenture are hereinafter referred to as the “Indenture”. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Third Supplemental Indenture, and reference is hereby made to the Indenture, the terms and provisions of which are hereby incorporated herein by reference, for a complete statement of the terms and provisions of the Preferred Securities and a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Preferred Securities and of the terms and provisions upon which the Preferred Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Preferred Security, the provisions set forth in the Indenture (as it may be amended from time to time) shall control for purposes of this Preferred Security. To the extent the Indenture is amended or supplemented from time to time in respect of the Preferred Securities, any such amendment or supplement shall be deemed to amend and supplement the corresponding provisions of the Preferred Securities to the extent set forth therein.

This Preferred Security is one of the series designated on the face hereof, limited to a Liquidation Preference of $1,000,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to issue additional Preferred Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Additional Amounts. Unless otherwise specified in the Indenture, all payments of Distributions payable in respect of Preferred Securities by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of the Kingdom of Spain (or, following any of the transactions or an assumption of obligations referred to in “Company May Consolidate, Etc., Only on Certain Terms. Assumption”, the successor Person’s jurisdiction of incorporation or tax residence) or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Company shall (to the extent such payment can be made out of Distributable Items of the Company on the same basis as for payment of any Distribution in accordance with Article 3 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture)) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference or other amount), such additional amounts (“Additional Amounts”) as will result in Holders of Outstanding Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required to the extent provided in Section 11.04 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture) and subject to the exceptions set forth therein. The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “Distributions Discretionary”.

Payments Subject to Fiscal Laws. All payments in respect of the Preferred Securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the Company’s obligation to pay Additional Amounts to the extent required under “Additional Amounts” above.

Optional Redemption. Subject to the terms described under “Optional Redemption due to a Tax Event”, “Optional Redemption due to a Capital Event” and “Clean-up Call” below, the Preferred Securities shall not be redeemable prior to March 19, 2029 (the “First Call Date”). All, and not only some, of the Preferred Securities may be redeemed at the option of the Company on any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force. The “Redemption Price” is, per Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the Redemption Date of the Preferred Securities.

Optional Redemption due to a Tax Event. If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force. A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in the Kingdom of Spain (or, following any of the transactions or an assumption of obligations referred to in “Company May Consolidate, Etc., Only on Certain Terms. Assumption”, the successor Person’s jurisdiction of incorporation or tax residence), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (a) the Company would not be entitled to claim a deduction in computing its taxation liabilities in the Kingdom of Spain (except as provided under “Company May Consolidate, Etc., Only on Certain Terms. Assumption”) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Company would be reduced, or (b) the Company would be required to pay Additional Amounts pursuant to “Additional Amounts” above, or (c) the applicable tax treatment of the Preferred Securities would be materially affected. Prior to any notice of redemption of the Preferred Securities, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an Opinion of Counsel to the effect that a Tax Event has occurred.

Optional Redemption due to a Capital Event. If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force. A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the Group’s or the Company’s Tier 1 Capital.

Clean-up Call. If, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities issued on the Closing Date have been purchased by or on behalf of the Company or any member of the Group, the Preferred Securities may be redeemed, in whole but not in part, at the option of the Company at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Cancelled Distributions Not Payable Upon Redemption. Any Distributions that have been cancelled or deemed cancelled pursuant to the terms of this Preferred Security shall not be payable if the Preferred Securities are redeemed pursuant to the terms of this Preferred Security.

Redemption Procedures; Notice of Redemption. The decision to redeem the Preferred Securities must be irrevocably notified by the Company to Holders of the Preferred Securities upon not less than 5 nor more than 30 calendar days’ notice prior to the relevant Redemption Date (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed or other relevant authority and (ii) in the manner and to the extent required by Section 1.06 of the Contingent Convertible Preferred Securities Indenture (in which case, such notice may be given at the Company’s request by the Trustee in the name and at the expense of the Company, provided the Company has requested the Trustee to so give notice in writing accompanied by a copy of the form of notice, and the Trustee shall give such notice by the fifth Business Day following its receipt of such request). Failure to give notice in the manner herein provided to the Holder of any Preferred Securities designated for redemption, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Preferred Securities.

Any notice of redemption will state: (i) the Redemption Date; (ii) the Redemption Price; (iii) that on the Redemption Date the Redemption Price will, subject to the satisfaction of the conditions set forth in the Indenture, become due and payable upon each Preferred Security being redeemed and that Distributions will cease to accrue on or after that date; (iv) the place or places where the Preferred Securities are to be surrendered for payment of the Redemption Price; and (v) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Preferred Securities being redeemed.

The Company may not give a notice of redemption with respect to the Preferred Securities if a Trigger Event has occurred with respect to the Preferred Securities. A “Trigger Event” shall occur if, at any time, as determined by us, our CET1 ratio or the CET1 ratio of the Company or the Group is less than 5.125%. If any notice of redemption of the Preferred Securities has been given and a Trigger Event with respect to the Preferred Securities occurs prior to the Redemption Date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such Redemption Date and, instead, the Trigger Conversion of the Preferred Securities shall take place as provided herein.

If a Capital Reduction Notice has been given with respect to the Preferred Securities, the Company may not give a notice of redemption with respect to the Preferred Securities until the end of the Election Period. If a redemption notice is given by the Company after the end of the Election Period, the Company may redeem all (but not part) of the aggregate Liquidation Preference of the Preferred Securities which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of the Preferred Securities has been given and a Capital Reduction with respect to the Preferred Securities occurs prior to the Redemption Date, such Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to the Preferred Securities and there shall be no conversion of such Preferred Securities pursuant to the provisions described under “Conversion Upon Capital Reduction” below and, instead, the redemption of the Preferred Securities shall take place as provided herein. Accordingly, the provisions described under “Conversion Upon Capital Reduction” shall not apply to the Preferred Securities with respect to any such Capital Reduction and Holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act. A “Capital Reduction” shall occur upon the adoption, in accordance with Article 418.3 of the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital), approved by the Royal Legislative Decree 1/2010, of July 2, as amended, replaced or supplemented from time to time, by a general shareholders’ meeting of the Company of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in the capital of the Company. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by the Company will not be considered a Capital Reduction for the purposes of the Indenture.

If the Company has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture)) will be due and payable.

Conversion upon Trigger Event. If a Trigger Event occurs at any time on or after the Closing Date, then the Company will not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by the Company in accordance with their terms; and irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part. For the purposes of determining whether a Trigger Event has occurred, the Company will (i) calculate the CET1 ratio based on information (whether or not published) available to management of the Company, including information internally reported within the Company pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of the Company and the Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. The Company’s calculation shall be binding on the Trustee and the Holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Conversion upon Capital Reduction. Subject as provided above in the fourth paragraph under “Redemption Procedures; Notice of Redemption”, if a Capital Reduction occurs at any time on or after the Closing Date, then the Company will, subject as provided in the immediately subsequent paragraph, irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the Holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the preceding paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each Holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with such paragraph, in which case all Preferred Securities of such Holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that Holder on the relevant Conversion Settlement Date pursuant to such paragraph. To exercise such right, a Holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). An Election Notice shall be irrevocable. Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the liquidation, dissolution or winding-up of the Company.

Upon Conversion. Subject as provided in this paragraph with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to Section 4.05(d) of the Contingent Convertible Preferred Securities Indenture and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event, Holders (and beneficial owners) of any Preferred Securities shall have no claim against the Company in respect of (i) any Liquidation Preference of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, Holders (and beneficial owners) of any Preferred Securities, other than Holders of Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”, shall have no claim against the Company in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares).

On the Conversion Settlement Date, the Company shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided in the first paragraph under “Upon Conversion” with respect to fractions) as is required to satisfy in full the Company’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities Outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”.

The obligation of the Company to issue and deliver Common Shares to a Holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge the Company’s obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided in the first paragraph under “Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) except as provided in the second paragraph under “Conversion Upon Capital Reduction”, and except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares.

Except as set forth in the immediately subsequent paragraph with respect to a Capital Reduction, if a Conversion Event occurs, Holders shall have recourse to the Company only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares). After such delivery by the Company of the relevant Common Shares to the Conversion Shares Depository, Holders of the Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of the delivery to them of such Common Shares, in the circumstances described under “Settlement Procedures” below.

In the case of a Capital Reduction, Holders shall also have recourse to the Company as provided in the first paragraph under “Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) except as provided in the second paragraph under “Conversion Upon Capital Reduction”.

Conversion Price. The Conversion Price will be calculated pursuant to Section 4.04 of the Contingent Convertible Preferred Securities Indenture and is subject to adjustment as provided in Section 4.05 of the Contingent Convertible Preferred Securities Indenture.

Conversion Procedures; Common Shares. If a Trigger Event occurs at any time on or after the Closing Date, then the Company will notify the Regulator and the Holders of the Preferred Securities immediately upon the Company’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed or other relevant authority and (ii) in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture (together, the “Trigger Event Notice”). Any failure by the Company to give a Trigger Event Notice or otherwise notify the Holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to the Preferred Securities, or give the Holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

If a Capital Reduction occurs at any time on or after the Closing Date of the Preferred Securities, then the Company will notify the Regulator and the Holders of the Preferred Securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of the stock exchange on which the Preferred Securities are listed or other relevant authority and (ii) in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture (together, the “Capital Reduction Notice”). Any failure by the Company to give a Capital Reduction Notice or otherwise notify the Holders of a Capital Reduction will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to the Preferred Securities, or give the Holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

A Conversion Notice shall be a written notice specifying the information provided in Section 4.06(c) of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture).

If a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part, and if a Capital Reduction occurs, the Preferred Securities will be converted in whole and not in part except for Preferred Securities in respect of which such Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction”.

Notwithstanding anything set forth in this Preferred Security or the Indenture to the contrary, except in the case of a Capital Reduction with respect to any Preferred Securities in respect of which the Holders have elected not to convert such Preferred Securities as provided in the second paragraph under “Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of Holders of the Preferred Securities relating to a breach of the Performance Obligation in the event of a failure by the Company to issue and deliver any Common Shares to the Conversion Shares Depository on

the Conversion Settlement Date and, in the case of a Capital Reduction, the right of Holders to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date provided in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein and except as provided in the second paragraph under “Conversion Upon Capital Reduction”), the Indenture shall impose no duties upon the Trustee whatsoever with regard to a Conversion (other than as provided in Section 3.05(a) of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture) if a Global Security is surrendered for conversion in part upon a Capital Reduction), and the Holders of the Preferred Securities converted or to be converted shall have no rights whatsoever under the Indenture or such Preferred Securities to instruct the Trustee to take any action whatsoever and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any Holders of such Preferred Securities in such direction or related to such direction, any direction previously given to the Trustee by any Holders of such Preferred Securities shall cease automatically and shall be null and void and of no further effect.

Settlement Procedures. Delivery of the Common Shares to the Holders of converted Preferred Securities upon a Conversion Event shall be made in accordance with the procedures set forth below. The Company may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of the Company, including to reflect changes in clearing system practices.

Holders of the Preferred Securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures set forth herein. The obligation to deliver ADSs if a Holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date the Company continues to maintain an ADS depositary facility.

In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant Holder must deliver its Preferred Securities (other than, in the case of a Capital Reduction, Preferred Securities which Holders elect not to convert as provided in the second paragraph under “Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the Trustee, on or before the Notice Cut-off Date. Except as otherwise indicated in the Conversion Notice, the Delivery Notice shall contain: (i) the name of the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the Preferred Securities to be converted; (ii) the aggregate Liquidation Preference held by such Holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of such converted Preferred Securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (iv) whether Common Shares or ADSs are to be delivered to the Holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such Preferred Securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in the Company’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

If the Preferred Securities are held through DTC, the Delivery Notice must be given and the Preferred Securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any Preferred Securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant Preferred Securities, except as otherwise indicated in the relevant Conversion Notice.

Subject to satisfaction of the requirements and limitations set forth herein and provided that the relevant Preferred Securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (as rounded down to the nearest whole number of Common Shares in accordance with the first paragraph under “Upon Conversion” and, where applicable, Section 4.05(d) of the Contingent Convertible Preferred Securities Indenture) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the Holder (or, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the relevant Preferred Securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant Preferred Securities may result in such Delivery Notice being treated as null and void and the Company shall be entitled to procure the sale of any applicable Common Shares to which the relevant Holder may be entitled in accordance with Section 4.09 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture). Any determination as to whether any Delivery Notice has been properly completed and delivered as provided herein shall be made by the Company in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant Holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

A Holder of the Preferred Securities or Selling Agent (as defined in Section 4.09 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture)) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale set forth in such Section 4.09 (as amended by the Third Supplemental Indenture)) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in the Kingdom of Spain by the Company in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the Indenture which shall be paid by the Company) and such Holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a Preferred Security or interest therein.

Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant Holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant Holder.

If the Company shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided above, the Holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and the Company as a separate and independent obligation, undertakes to reimburse and indemnify each Holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant Holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

In respect of any Common Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Failure to Deliver a Delivery Notice. If a duly completed Delivery Notice and the relevant Preferred Securities are not received by the Paying and Conversion Agent as provided in the Indenture on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be the Company or another member of the Group or a third party) appointed by the Company in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the immediately preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant Holders in such manner and at such time as the Company shall determine and notify to the relevant Holders. Such payment shall for all purposes discharge the obligations of the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such Holders in respect of the relevant Conversion.

The Selling Agent will be deemed to be acting on behalf of Holders whose Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect Holders and beneficial owners of the Preferred Securities by virtue of their acquisition of the Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions.

The Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this provision or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, the Company, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any Holder or beneficial owner of the Preferred Securities for any loss resulting from such Holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such Holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Preferred Securities on a timely basis or at all.

If the applicable Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and the Company does not appoint the Selling Agent by the tenth Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Preferred Securities are so delivered. However, any Holder of such Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the Holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Agreement and Waiver with Respect to Conversion. The Preferred Securities are not convertible into Common Shares at the option of Holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision in this Preferred Security or the Indenture, by its acquisition of any Preferred Security, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the Holders or beneficial owners of the Preferred Securities or the Trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the Holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provision described in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) and except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares), and the Company’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provision described in the first paragraph under “Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein) and except as noted in the seventh paragraph under “Settlement Procedures” with respect to certain Spanish stamp and similar taxes payable by the Company in respect of the issue and delivery of the Common Shares)), shall be automatically released, and the Holders of the Preferred Securities so converted shall not have the right to give a direction to the Trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities and/or any Common Shares that such Holder or beneficial owner may have received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such Holder or beneficial owner of such Preferred Securities or the Trustee.

Substitution and Modification. Notwithstanding any other provision in this Preferred Security or the Indenture (including Article 10 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture)), by its acquisition of the Preferred Securities, each Holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, the Company may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the Trustee or the Holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to: (i) having given not less than 5 nor more than 30 days’ notice to the Holders in accordance with Section 1.06 of the Contingent Convertible Preferred Securities Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Preferred Securities resulting from such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, not being materially prejudicial to the interests of the Holders of the Preferred Securities.

For the purposes of this section “Substitution and Modification”, the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of Preferred Securities can inspect or obtain copies of the new terms and conditions of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

By its acquisition of any Preferred Security, each Holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, pursuant to this section “Substitution and Modification”.

“Qualifying Preferred Securities” are, with respect to Preferred Securities subject to any substitution and modification pursuant to this section “Substitution and Modification”, at any time, any securities issued by the Company that: (a) contain terms which comply with the then-current requirements to be included in, or count towards, the Group’s and the Company’s Tier 1 Capital; (b) have the same or higher ranking as is applicable to the Preferred Securities on the Closing Date; (c) have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as the Preferred Securities immediately prior to any substitution or modification pursuant to this provision; (d) preserve any existing rights under the Preferred Securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out herein); and (e) are listed or admitted to trading on any stock exchange as selected by the Company, provided that the Preferred Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification.

Enforcement Events. Each of the following events is an “Enforcement Event” with respect to the Preferred Securities: (i) the breach of any term, obligation or condition binding on the Company under the Preferred Securities (other than any of the Company’s payment obligations under or arising from the Preferred Securities, including payment of any Liquidation Preference, Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance Obligation”); or (ii) the occurrence of any voluntary or involuntary liquidation or winding-up of the Company (a “Liquidation Event”).

Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture.

Liquidation Distribution. Subject as provided in the immediately subsequent paragraph, in the event of any Liquidation Event, Holders of the Preferred Securities (unless previously converted into Common Shares) shall be entitled to receive out of the assets of the Company available for distribution to Holders of the Preferred Securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of the Company ranking junior to the Preferred Securities.

If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Preferred Securities into Common Shares is still to take place at such time, Holders of the Preferred Securities will be entitled to receive (i) out of the relevant assets of the Company a monetary amount equal to that which Holders of such Preferred Securities would have received on any distribution of the assets of the Company if such conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

After payment of the relevant entitlement in respect of a Preferred Security as described in this provision, such Preferred Security will confer no further right or claim to any of the remaining assets of the Company.

Limitation of Remedies Upon an Enforcement Event. The sole remedies of the Holders of the Preferred Securities and the Trustee under the Preferred Securities or the Indenture upon the occurrence of an Enforcement Event shall be: (a) with respect to a breach of a Performance Obligation, to seek enforcement of the relevant Performance Obligation; and (b) with respect to a Liquidation Event, to enforce the entitlement set forth in Section 6.02 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture).

No Other Remedies and Other Terms. Other than the limited remedies specified in Article 6 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture), and subject to the provisions below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders of the Preferred Securities, whether for the recovery of amounts owing in respect of such Preferred Securities or under the Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Preferred Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in Section 7.08 of the Contingent Convertible Preferred Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 6.08 of the Contingent Convertible Preferred Securities Indenture shall not be limited or impaired by Article 6 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture) and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 13.01 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture).

Notwithstanding the limitations on remedies specified in this Preferred Security and in Article 6 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture), (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders under the provisions of the Indenture, and (ii) nothing shall impair the rights of a Holder of the Preferred Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Preferred Securities as provided for in Section 6.10 of the Contingent Convertible Preferred Securities Indenture; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Preferred Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Preferred Securities, shall be subject to the subordination provisions set forth in Section 13.01 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture).

In furtherance of Section 7.01 of the Contingent Convertible Preferred Securities Indenture:

(i) For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii) Notwithstanding anything contained in the Indenture to the contrary, the duties and responsibilities of the Trustee under the Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Agreement with Respect to Limitation of Remedies for Breach of a Performance Obligation. By its acquisition of any Preferred Security, each Holder and beneficial owner of any such Preferred Security acknowledges and agrees that such Holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against the Company in respect of a breach by the Company of a Performance Obligation and that the sole and exclusive remedy that such Holder, beneficial owner and the Trustee may seek under the Preferred Securities and the Indenture for a breach by the Company of a Performance Obligation is specific performance.

Waiver of Past Enforcement Events. Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Preferred Securities may on behalf of the Holders of all of the Preferred Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the Outstanding Preferred Securities shall not be entitled to waive (i) any past Enforcement Event that results from a Liquidation Event and (ii) any Enforcement Event in respect of a covenant or provision of the Indenture which under Article 10 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture) cannot be modified or amended without the consent of the Holder of each Outstanding Preferred Security affected.

Upon the occurrence of any waiver permitted by the paragraph immediately above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to the Preferred Securities arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

Subordination. Unless previously converted into Common Shares and except as provided in the second paragraph under “Liquidation Distribution” above, the payment obligations of the Company under the Preferred Securities shall be direct, unconditional, unsecured and subordinated obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument issued by the Company, such Preferred Securities will rank:

(i) junior to:

(A) any claim in respect of any unsubordinated obligations of the Company (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and

(B) any claim in respect of any subordinated obligations of the Company, present and future, other than under any outstanding Additional Tier 1 Instrument of the Company (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii) pari passu with each other and with all other claims in respect of contractually subordinated obligations of the Company under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(iii) senior to the Common Shares and any other subordinated obligations of the Company which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of the Company expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

The obligations of the Company under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The Company agrees with respect to the Preferred Securities and each Holder and beneficial owner of a Preferred Security, by his or her acquisition of a Preferred Security, will be deemed to have agreed to the subordination as described herein. To the extent permitted by Spanish law, each such Holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of the Kingdom of Spain, to the extent necessary to effectuate the subordination provisions of the Preferred Security. In addition, each Holder and beneficial owner of Preferred Securities by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant Preferred Securities as provided in the Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Waiver of Right of Set-Off. Subject to applicable law, neither any Holder or beneficial owner of Preferred Securities nor the Trustee acting on behalf of the Holders of the Preferred Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture and each Holder and beneficial owner of Preferred Securities, by virtue of its holding of any Preferred Securities or any interest therein, and the Trustee acting on behalf of the Holders of the Preferred Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any Holder or beneficial owner of a Preferred Security or any interest therein by the Company in respect of, or arising under, the Preferred Securities are discharged by set-off, such Holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Limitation on Suits. No Holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in any Preferred Security) of any Preferred Security shall have any right to institute any proceeding, judicial or otherwise, with respect to such Preferred Security, the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder fulfils the requirements of Section 6.09 of the Contingent Convertible Preferred Securities Indenture.

Company May Consolidate, Etc., Only on Certain Terms. Assumption. The Company may, without the consent of Holders of the Preferred Securities, consolidate or amalgamate with or merge into any other Person or Persons (whether or not affiliated with the Company) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (whether or not affiliated with the Company), subject to the conditions set forth in Section 9.01 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture). As indicated therein, the condition set forth in Section 9.01(d) (as amended by the Third Supplemental Indenture) shall not be applicable if the acquiring or resulting successor corporation (the “successor corporation”) is a holding company of the Company or a wholly-owned subsidiary of the Company.

In the event of assumption of the Company’s obligations in connection with a merger, consolidation, amalgamation, conveyance, transfer or lease of substantially all of its assets, the Company shall be released from all obligations and covenants under the Indenture or this Preferred Security, as the case may be, and the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company.

Any holding company of the Company or any wholly-owned subsidiary of the Company (the “successor entity”) may, without the consent of the Holders of the Preferred Securities, assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) under the Preferred Securities, subject to the conditions set forth in Section 9.03 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture).

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with respect to the Preferred Securities with the same effect as if such successor entity had been named as the Company in the Indenture, and the Company or any legal and valid successor entity which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon the Preferred Securities.

In the event of any merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted as provided above under this section “Company May Consolidate, Etc., Only on Certain Terms. Assumption”, Additional Amounts under the Preferred Securities will thereafter be payable in respect of taxes imposed by the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 11.04 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture) in respect of taxes imposed in the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer, lease or assumption will be payable only in respect of taxes imposed by the Kingdom of Spain.

The successor corporation or successor entity, as the case may be, will also be entitled to redeem the Preferred Securities in the circumstances described in, and in accordance with, the section “Optional Redemption due to a Tax Event” and to substitute or modify the terms of the Preferred Securities in the circumstances described in, and in accordance with, the section “—Substitution and Modification of the Preferred Securities”, except that if such successor corporation or successor entity, as the case may be, is not incorporated or tax resident in the Kingdom of Spain (i) references to the Kingdom of Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of any such merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted under this section “Company May Consolidate, Etc., Only on Certain Terms. Assumption”.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of any Preferred Security, each Holder (which, for the purposes of the below, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (B) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (C) the cancellation of the Preferred Securities; (D) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Security, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Security, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under Section 6.14 of the Contingent Convertible Preferred Securities Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain Outstanding, there shall at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each Holder shall be deemed to have authorized, directed and requested the relevant Depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary or depositary through which it holds such Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such Holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant Depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such Preferred Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

If the Company has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to Holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with Article 12 of the Contingent Convertible Preferred Securities Indenture (as amended by the Third Supplemental Indenture)) will be due and payable.

By its acquisition of any Preferred Security, each Holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Each Holder that acquires Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the Preferred Securities upon their initial issuance, including, without limitation, with respect to Conversion and the above acknowledgment and agreement to be bound by and consent to the terms of the Preferred Securities related to the exercise and effects of the Spanish Bail-in Power.

* * *

This Preferred Security, and any other Preferred Securities of this series and of like tenor, are issuable only in registered form without coupon. The Preferred Securities shall carry a Liquidation Preference of $200,000 per Preferred Security.

This Preferred Security and the Indenture (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of the Indenture, the authorization, issuance and execution by the Company of the Preferred Securities and Sections 13.01(a) (as amended by the Third Supplemental Indenture), 13.02, 14.01 (as amended by the Third Supplemental Indenture) and 14.02 (as amended by the Third Supplemental Indenture) of the Contingent Convertible Preferred Securities Indenture and the first two paragraphs under “Subordination”, the provisions under “Waiver of Right of Set-Off” and the provisions under “Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” of this Preferred Security shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

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